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                                                                       Exhibit 5
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    CONSENT OF GUNDERSON DETTMER STOUGH VILLENEUVE FRANKLIN & HACHIGIAN, LLP



                                  May 24, 1999



Southwall Technologies Inc.
1029 Corporation Way
Palo Alto, California  94303

          Re: Southwall Technologies Inc. Registration Statement for Offering of 400,000 Shares of Common Stock

Ladies and Gentlemen:

       We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) 250,000 shares of Common Stock under the Company's 1997 Stock Incentive Plan, and (ii) 150,000 shares of Common Stock under the Company's 1998 Stock Plan for Employees and Consultants. We advise you that, in our opinion, when such shares have been issued and sold under the applicable provisions of the Company's 1997 Stock Incentive Plan and 1998 Stock Plan for Employees and Consultants and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                 Very truly yours,


                                 /s/  Gunderson Dettmer Stough
                                 Villeneuve Franklin & Hachigian, LLP
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                                 Gunderson Dettmer Stough
                                 Villeneuve Franklin & Hachigian, LLP